Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 12, 2009, relating to the consolidated financial statements of Maine & Maritimes Corporation as of and for the years ended December 31, 2008 and 2007 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-103749 and 333-151489).

/s/ VITALE, CATURANO & COMPANY, P.C.

Boston, Massachusetts

March 18, 2009